Exhibit 10.8

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FORM OF FUND ADMINISTRATION AND ACCOUNTING AGREEMENT

AGREEMENT made as of             , 2014, by and between Global Currency Gold Trust (the “Trust”), each entity listed on Exhibit A hereto, each a separate series of the Trust (each, a “Fund”; collectively, the “Funds”), and [                    ], a [                    ] (“[ADMINISTRATOR]”).

W I T N E S S E T H:

WHEREAS, the Trust on behalf of each Fund, desires to retain [ADMINISTRATOR] to provide the services described herein, and [ADMINISTRATOR] is willing to provide such services, all as more fully set forth below;

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereby agree as follows:

1.	Appointment.

The Trust, on behalf of each Fund, hereby appoints [ADMINISTRATOR] as its agent for the term of this Agreement to perform the services described herein. [ADMINISTRATOR] hereby accepts such appointment and agrees to perform the duties hereinafter set forth.

2.	Representations and Warranties.

(a) The Trust, on behalf of each Fund, hereby represents and warrants to [ADMINISTRATOR], which representations and warranties shall be deemed to be continuing, that:

(i) The Trust is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement on behalf of each Fund and to perform its obligations hereunder;

(ii) This Agreement has been duly authorized, executed and delivered by the Trust on its own behalf and on behalf of each Fund, in accordance with all requisite action and constitutes a valid and legally binding obligation of the Trust and each Fund, enforceable in accordance with its terms;

(iii) The Trust and each Fund are conducting their respective businesses in compliance with all applicable laws and regulations, both state and federal, and have obtained all regulatory licenses, approvals and consents necessary to carry on their respective businesses as now conducted; there is no statute, regulation, rule, order or judgment binding on it and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property which would prohibit its execution or performance of this Agreement; and

(iv) To the extent the performance of any services described in Schedule I or II attached hereto by [ADMINISTRATOR] in accordance with the then effective Prospectus (as hereinafter defined) for the Funds would violate any applicable laws or

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regulations, the Funds shall immediately so notify [ADMINISTRATOR] in writing and thereafter shall either furnish [ADMINISTRATOR] with the appropriate valuations, net asset value or other computation, as the case may be, or, subject to the prior approval of [ADMINISTRATOR], instruct [ADMINISTRATOR] in writing to value assets and/or compute net asset value or other computations in a manner each Fund specifies in writing, and either the furnishing of such values or the giving of such instructions shall constitute a representation by such Fund that the same is consistent with all applicable laws and regulations and with its Prospectus.

(b) [ADMINISTRATOR] hereby represents and warrants to the Funds, which representations and warranties shall be deemed to be continuing that:

(i) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power and authority to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(ii) This Agreement has been duly authorized, executed and delivered by [ADMINISTRATOR] in accordance with all requisite action and constitutes a valid and legally binding obligation of [ADMINISTRATOR], enforceable in accordance with its terms;

(iii) It has, and will maintain, such backup, contingency and disaster recovery procedures as are required by its regulators.

3.	Delivery of Documents.

(a) The Trust and each Fund will promptly deliver to [ADMINISTRATOR] true and correct copies of each of the following documents, as applicable, as currently in effect and will promptly deliver to it all future amendments and supplements thereto (or notify [ADMINISTRATOR] that any such documents and/or amendments and supplements thereto are publicly available providing such web links as are appropriate), if any:

(i) The Trust’s organizational document and all amendments thereto (the “Charter”);

(ii) The Trust’s registration statement most recently filed with the Securities and Exchange Commission (the “SEC”) relating to the shares of the Fund (the “Registration Statement”) and the prospectus therein contained (the “Prospectus”);

(b) A copy of the certificate of trust for the Trust shall be certified by the Secretary of State (or other appropriate official) of the State of Delaware, and if the certificate of trust for the Trust is required by law also to be filed with a county or other officer or official body, a certificate of such filing shall be filed with a certified copy submitted to [ADMINISTRATOR]. Each copy of the Registration Statement and Prospectus, and all amendments thereto, shall be certified by WGC USA Asset Management Company, LLC, in its capacity as sponsor (the “Sponsor”) of each of the Funds.

(c) It shall be the sole responsibility of the Trust to deliver to [ADMINISTRATOR] the currently effective Prospectus with respect to each Fund and

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[ADMINISTRATOR] shall not be deemed to have notice of any information contained in such Prospectus that is not contained in a Prospectus previously delivered to [ADMINISTRATOR] until it is actually received by [ADMINISTRATOR].

4.	Duties and Obligations of [ADMINISTRATOR].

(a) Subject to the direction and control of WGC USA Asset Management Company, LLC, in its capacity as sponsor of each of the Funds, and the provisions of this Agreement, [ADMINISTRATOR] shall provide separately to each Fund (i) the administrative services set forth on Schedule I attached hereto and (ii) the valuation and computation services listed on Schedule II attached hereto. Without limiting the foregoing, it is agreed that all services with respect to federal, state and local income tax matters, including the preparation and filing of returns and reports, shall be provided by a third party retained by or on behalf of the Funds, initially [AUDITOR], and not by [ADMINISTRATOR].

(b) In performing hereunder, [ADMINISTRATOR] shall provide, at its expense, office space, facilities, equipment and personnel.

(c) [ADMINISTRATOR] shall not provide any services relating to the management, investment advisory or sub-advisory functions of any Fund, distribution of shares of any Fund, maintenance of any Fund’s financial records, other than those listed in Schedules I and II attached hereto, or other services normally performed by the Funds’ respective counsel or independent auditors.

(d) Upon receipt of prior written consent by the Trust, on behalf of a Fund (which shall not be unreasonably withheld), [ADMINISTRATOR] may delegate any of its duties and obligations hereunder to any delegee or agent whenever and on such terms and conditions as it deems necessary or appropriate. Notwithstanding the foregoing, no consent shall be required for any such delegation to any other subsidiary of [ADMINISTRATOR] shall not be liable to the Trust or to any Fund for any loss or damage arising out of, or in connection with, the actions or omissions to act of any delegee or agent utilized hereunder so long as [ADMINISTRATOR] acts in good faith and without negligence or willful misconduct in the selection of such delegee or agent.

(e) The Trust, on behalf of each of the Funds, shall cause its officers, advisors, sponsor, distributor, legal counsel, independent accountants, current administrator (if any) and transfer agent to cooperate with [ADMINISTRATOR] and to provide [ADMINISTRATOR], upon reasonable request, with such information, documents and advice relating to such Fund as is within the possession or knowledge of such persons, in order to enable [ADMINISTRATOR] to perform its duties hereunder. In connection with its duties hereunder, [ADMINISTRATOR] shall be entitled to rely, and shall be held harmless by the Trust and each of the Funds, as applicable when acting in good faith reliance, upon the information, documents and advice relating to such Fund provided to [ADMINISTRATOR] by any of the aforementioned persons or Proper Instructions (as hereinafter defined), provided that [ADMINISTRATOR] has carried out its duties in accordance with its standard of care as set forth herein. [ADMINISTRATOR] shall not be liable for any loss, damage or expense resulting from or arising out of the Trust or any failure of the Fund to cause any information, documents or advice to be provided to [ADMINISTRATOR] as provided herein. All fees or costs charged by such persons shall be borne by the appropriate Fund.

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(f) Nothing in this Agreement shall limit or restrict [ADMINISTRATOR], any affiliate of [ADMINISTRATOR] or any officer or employee thereof from acting for or with any third parties, and providing services similar or identical to some or all of the services provided hereunder.

(g) The Trust, on behalf of the Funds, shall furnish [ADMINISTRATOR] with any and all instructions, explanations, information, specifications and documentation deemed reasonably necessary by [ADMINISTRATOR] in the performance of its duties hereunder, including, without limitation, the amounts or written formula for calculating the amounts and times of accrual of Fund liabilities and expenses. [ADMINISTRATOR] shall not be required to include as Fund liabilities and expenses, nor as a reduction of net asset value, any accrual for any federal, state, or foreign income taxes unless the Fund shall have specified to [ADMINISTRATOR] the precise amount of the same to be included in liabilities and expenses or used to reduce net asset value. The Trust, on behalf of the Funds, shall also furnish [ADMINISTRATOR] by Proper Instruction with bid, offer, or market values of assets if [ADMINISTRATOR] notifies such Fund that same are not available to [ADMINISTRATOR] from a pricing or similar service utilized, or subscribed to, by [ADMINISTRATOR] which [ADMINISTRATOR] in its reasonable judgment deems reliable at the time such information is required for calculations hereunder. At any time and from time-to-time, the Trust, on behalf of the Funds, also may furnish [ADMINISTRATOR] by Proper Instruction with bid, offer, or market values of assets and instruct [ADMINISTRATOR] to use such information in its calculations hereunder. [ADMINISTRATOR] shall at no time be required or obligated to commence or maintain any utilization of, or subscriptions to, any pricing or similar service. In no event shall [ADMINISTRATOR] be required to determine, or have any obligations with respect to, whether a market price represents any fair or true value, nor to adjust any price to reflect any events or announcements, including, without limitation, those with respect to the issuer thereof, it being agreed that all such determinations and considerations shall be solely for the applicable Fund.

(h) [ADMINISTRATOR] may apply to an officer of the Trust, on behalf of the Funds, for Proper Instructions with respect to any matter arising in connection with [ADMINISTRATOR]’s performance hereunder for such Fund, and in the absence of manifest error, [ADMINISTRATOR] shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with such Proper Instructions. Such application for Proper Instructions shall set forth in writing any action proposed to be taken or omitted to be taken by [ADMINISTRATOR], in good faith, with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and [ADMINISTRATOR] shall not be liable for any action taken or omitted to be taken in good faith accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, [ADMINISTRATOR] has received Proper Instructions in response to such application specifying the action to be taken or omitted.

(i) [ADMINISTRATOR] may consult with counsel to the appropriate Fund and shall be fully protected with respect to anything done or omitted by it provided that

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[ADMINISTRATOR] acts in good faith and without negligence or willful misfeasance in carrying out such advice or opinion of such counsel to the Fund, and provided further that, any such action or omission by [ADMINISTRATOR] is consistent with [ADMINISTRATOR]’s rights and responsibilities under this Agreement.

(j) Notwithstanding any other provision contained in this Agreement or Schedule I or II attached hereto, [ADMINISTRATOR] shall have no duty or obligation to determine, or advise or notify any Fund of: (i) the taxable nature of any distribution or amount received or deemed received by, or payable to, a Fund, (ii) the taxable nature or effect on a Fund or its shareholders of any corporate actions, class actions, tax reclaims, tax refunds or similar events (provided that, certain services relating to tax reclaims may be provided by [ADMINISTRATOR] subject to the terms and conditions of a custodial services agreement), (iii) the taxable nature or taxable amount of any distribution or dividend paid, payable or deemed paid, by a Fund to its shareholders; or (iv) the effect under any federal, state, or foreign income tax laws of a Fund making or not making any distribution or dividend payment, or any election with respect thereto.

(k) [ADMINISTRATOR] shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and Schedules I and II attached hereto, and no covenant or obligation, except for those set forth herein, shall be implied against [ADMINISTRATOR] in connection with this Agreement.

(l) [ADMINISTRATOR], in performing the services required of it under the terms of this Agreement, shall be entitled to rely fully on the accuracy and validity of any and all Proper Instructions furnished to it by the Trust, on behalf of each of their corresponding Funds, and shall have no duty or obligation to review the accuracy, validity or propriety of such Proper Instructions including, without limitation, evaluations; the amounts or formula for calculating the amounts and times of accrual of liabilities and expenses; the amounts receivable and the amounts payable on the sale or purchase of assets; and amounts receivable or amounts payable for the sale or redemption of Fund shares effected by or on behalf of a Fund. In the event [ADMINISTRATOR]’s computations hereunder rely, in whole or in part, upon information, including, without limitation, bid, offer or market values of assets, or accruals of interest or earnings thereon, from a pricing or similar service utilized, or subscribed to, by [ADMINISTRATOR] which [ADMINISTRATOR] in its reasonable judgment deems reliable, [ADMINISTRATOR] shall not be responsible for, under any duty to inquire into, or deemed to make any assurances with respect to, the accuracy or completeness of such information. Without limiting the generality of the foregoing, [ADMINISTRATOR] shall not be required to inquire into any valuation of other assets by a Fund or any third party described in this paragraph (l) even though [ADMINISTRATOR] in performing services similar to the services provided pursuant to this Agreement for others may receive different valuations of the same or different securities of the same issuers.

(m) [ADMINISTRATOR], in performing the services required of it under the terms of this Agreement, shall not be responsible for determining whether any interest accruable to a Fund is or will be actually paid, but will accrue such interest until otherwise instructed by such Fund.

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(n) [ADMINISTRATOR] shall not be responsible for delays or errors which occur by reason of circumstances beyond its reasonable control in the performance of its duties under this Agreement, including, without limitation, labor difficulties within or without [ADMINISTRATOR], mechanical breakdowns, flood or catastrophe, acts of God, failures of transportation, interruptions, loss, or malfunctions of utilities, communications or computer (hardware or software) services. Nor shall [ADMINISTRATOR] be responsible for delays or failures to supply the information or services specified in this Agreement where such delays or failures are caused by the failure of any person(s) other than [ADMINISTRATOR] or an [ADMINISTRATOR] affiliate to supply any instructions, explanations, information, specifications or documentation deemed necessary by [ADMINISTRATOR] in the performance of its duties under this Agreement. Upon the occurrence of any such delay or failure [ADMINISTRATOR] shall use commercially reasonable best efforts to resume performance as soon as practicable under the circumstances.

(o) [ADMINISTRATOR] shall provide the Funds with custodial and transfer agency services on [ADMINISTRATOR]’s standard terms for no additional consideration.

5.	Allocation of Expenses.

Except as otherwise provided herein, all costs and expenses arising or incurred in connection with the performance of this Agreement shall be paid by the Trust on behalf of each of their corresponding Funds, as appropriate, including but not limited to, organizational costs and costs of maintaining corporate existence, taxes, interest, brokerage fees and commissions, insurance premiums, compensation and expenses of such Fund’s officers or employees, legal, accounting and audit expenses, management, advisory, sub-advisory, administration and shareholder servicing fees, charges of custodians, transfer and dividend disbursing agents, expenses (including clerical expenses) incident to the issuance, redemption or repurchase of Fund shares, fees and expenses incident to the registration or qualification under federal or state securities laws of each Fund or its shares, costs (including printing and mailing costs) of preparing and distributing Prospectuses, reports, notices and proxy material to such Fund’s shareholders, all expenses incidental to holding meetings of such Fund’s shareholders, and extraordinary expenses as may arise, including litigation affecting such Fund and legal obligations relating thereto for which the Fund may have to indemnify third parties. [ADMINISTRATOR] shall maintain separate and distinct records with respect to all costs and expenses for each Fund. Except as otherwise provided herein and in the related fee schedule, as may be amended from time to time, [ADMINISTRATOR] shall pay all of its costs and expenses arising or incurred in connection with its performance under this Agreement.

6.	Standard of Care; Indemnification.

(a) Except as otherwise provided herein, [ADMINISTRATOR] shall exercise reasonable care and diligence in carrying out all of its duties and obligations under this Agreement and [ADMINISTRATOR] shall not be liable for any costs, expenses, damages, liabilities or claims (including reasonable attorneys’ and accountants’ fees) incurred by a Fund, except those costs, expenses, damages, liabilities or claims arising out of [ADMINISTRATOR]’s own negligence, bad faith, willful misfeasance, reckless disregard of its duties hereunder, or breach of any representation or warranty of [ADMINISTRATOR] contained in this Agreement.

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In no event shall either party be liable to the other party or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action.

(b) Each Fund shall indemnify and hold harmless [ADMINISTRATOR] from and against any and all costs, expenses, damages, liabilities and claims (including claims asserted by a Fund), and reasonable attorneys’ and accountants’ fees relating thereto, which are sustained or incurred by or which may be asserted by a third party against [ADMINISTRATOR], by reason of or as a result of any action taken or omitted to be taken by [ADMINISTRATOR] in good faith hereunder or in reliance upon (i) any law, act, regulation or interpretation of the same even though the same may thereafter have been altered, changed, amended or repealed, (ii) such Fund’s Registration Statement or Prospectus, (iii) any instructions of an officer of such Fund, or (iv) any opinion of legal counsel for such Fund pursuant to Section 4(i) of this Agreement, or arising out of transactions or other activities of such Fund which occurred prior to the commencement of this Agreement; provided, that no Fund shall indemnify [ADMINISTRATOR] for costs, expenses, damages, liabilities or claims for which [ADMINISTRATOR] is liable under preceding 6(a). This indemnity shall be a continuing obligation of each Fund, its successors and assigns, notwithstanding the termination of this Agreement.

(c) Without limiting the generality of the foregoing, each Fund shall indemnify [ADMINISTRATOR] against and save [ADMINISTRATOR] harmless from any loss, damage or expense, including reasonable counsel fees and other costs and expenses of a defense against any claim or liability, arising from any one or more of the following:

(i) Errors in records or instructions, explanations, information, specifications or documentation of any kind, as the case may be, supplied to [ADMINISTRATOR] by or on behalf of a Fund;

(ii) Action or inaction taken or omitted to be taken by [ADMINISTRATOR] pursuant to written or oral instructions of the Fund or otherwise carried out by [ADMINISTRATOR] without negligence, bad faith, willful misfeasance or reckless disregard of its duties hereunder;

(iii) Any action taken or omitted to be taken by [ADMINISTRATOR] in good faith in accordance with the advice or opinion of counsel for a Fund or its own counsel pursuant to Section 4(i) of this Agreement;

(iv) Any improper use by the Trust or a Fund or its agents, distributor or investment advisor of any valuations or computations supplied by [ADMINISTRATOR] pursuant to this Agreement;

(v) The method of valuation of the securities and the method of computing each Fund’s net asset value to the extent such methods were instructed by a Fund or its agents, directly or by way of its Prospectus;; or

(vi) Any valuations or net asset value provided by the Trust on behalf of their corresponding Funds.

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(d) Actions taken or omitted in reliance on Proper Instructions, or upon any information, order, indenture, stock certificate, power of attorney, assignment, affidavit or other instrument believed by [ADMINISTRATOR] to be genuine or bearing the signature of a person or persons believed to be authorized to sign, countersign or execute the same, or upon the opinion of legal counsel for the Trust on behalf of the Funds or its own counsel, shall be conclusively presumed to have been taken or omitted in good faith, which presumption may be rebutted by evidence.

(e) [ADMINISTRATOR] agrees to indemnify and hold harmless each Fund, its officers, directors and employees and their respective successors and permitted assigns from and against any and all liabilities, claims, costs, fines, damages, expenses, losses and reasonable attorneys’ fees determined by a final arbiter of competent jurisdiction to have arisen out of [ADMINISTRATOR]’s negligence, bad faith, willful misfeasance, reckless disregard for its duties hereunder, or breach of any representation or warranty of [ADMINISTRATOR] contained in this Agreement; provided, that the Fund shall not be entitled to indemnification hereunder for costs, expenses, damages, liabilities or claims arising out of its negligence, bad faith, willful misfeasance, reckless disregard of its duties hereunder, or breach of any representation or warranty of the Fund contained in this Agreement. This indemnity shall be a continuing obligation of [ADMINISTRATOR], its successors and assigns, notwithstanding the termination of this Agreement.

(f) A party seeking indemnification hereunder (the “Indemnified Party”) shall (i) provide prompt notice to the other party of any claim (“Claim”) for which it intends to seek indemnification, (ii) grant control of the defense and for settlement of the Claim to the other party, and (iii) cooperate with the other party in the defense thereof. The Indemnified Party shall have the right at its own expense to participate in the defense of any Claim, but shall not have the right to control the defense, consent to judgment or agree to the settlement of any Claim without the written consent of the other party. The party providing the indemnification shall not consent to the entry of any judgment or enter any settlement which (i) does not include, as an unconditional term, the release by the claimant of all liabilities for Claims against the Indemnified Party or (ii) which otherwise adversely affects the rights of the Indemnified Party.

7.	Limitation of Liability.

[ADMINISTRATOR] agrees that, pursuant to Section 3804(a) of the Delaware Statutory Trust Act, the liabilities of each Fund shall be limited such that (a) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing and relating to this Agreement with respect to a particular Fund shall be enforceable against the assets of that particular Fund only, and not against the assets of the Trust generally or the assets of any other Fund and (b) none of the debts, liabilities, obligations and expenses incurred, contracted for, or otherwise existing and relating to this Agreement with respect to the Trust generally and any other Fund shall be enforceable against the assets of such particular Fund.

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8.	Compensation.

For the services provided hereunder, the Trust, on behalf of each Fund, agree to pay [ADMINISTRATOR] such reasonable compensation as is mutually agreed from time-to-time and such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, record retention costs, reproduction charges and transportation and lodging costs) as are incurred by [ADMINISTRATOR] in performing its duties hereunder. Except as hereinafter set forth, compensation shall be calculated and accrued daily and paid monthly. The Trust, on behalf of each Fund, authorize [ADMINISTRATOR] to debit such Fund’s custody account for all amounts due and payable hereunder. [ADMINISTRATOR] shall deliver to each Fund invoices for services rendered after debiting such Fund’s custody account with an indication that payment has been made. Upon termination of this Agreement before the end of any month, the compensation for such part of a month shall be prorated according to the proportion which such period bears to the full monthly period and shall be payable upon the effective date of termination of this Agreement. For the purpose of determining compensation payable to [ADMINISTRATOR], each Fund’s net asset value shall be computed at the times and in the manner specified in the Fund’s Prospectus.

9.	Term of Agreement.

(a) The term of this Agreement shall be one year commencing upon the date hereof and shall automatically renew for additional one-year terms unless either party provides written notice of termination at least ninety (90) days prior to the end of any one year term or, unless earlier terminated as provided in Section 9(b) below. Upon termination hereof, the affected Fund(s) shall pay to [ADMINISTRATOR] such compensation as may be due as of the date of such termination, and shall reimburse [ADMINISTRATOR] for any disbursements and expenses made or incurred by [ADMINISTRATOR] and payable or reimbursable hereunder. Termination of this Agreement by any Fund shall not constitute termination by any other Fund unless separate notice is given.

(b) Notwithstanding the foregoing, [ADMINISTRATOR] may terminate this Agreement upon thirty (30) days prior written notice to the Trust, on behalf of each fund (as applicable), if such Fund shall terminate its custody agreement with [ADMINISTRATOR], and either party may terminate the Agreement upon 30 days prior written notice if the other party fails to perform its obligations hereunder in a material respect and does not cure such material failure within 30 days of receiving such written notice.

(c) The terms of Section 8 shall survive the termination of this Agreement.

10.	Authorized Persons.

Attached hereto as Exhibit B is a list of persons duly authorized to execute this Agreement and give any written or oral instructions, or written or oral specifications, by or on behalf of such Fund. From time-to-time the Trust, on behalf of each Fund, may deliver a new Exhibit B to add or delete any person and [ADMINISTRATOR] shall be entitled to rely on the last Exhibit B actually received by [ADMINISTRATOR]. Any instructions or specifications from any such persons are referred to as “Proper Instructions.”

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11.	Amendment.

This Agreement may not be amended or modified in any manner except by a written agreement executed by [ADMINISTRATOR] and the Trust on behalf of each Fund to be bound thereby.

12.	Assignment.

This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by any Fund without the written consent of [ADMINISTRATOR], or by [ADMINISTRATOR] without the written consent of the affected Fund.

13.	Governing Law; Consent to Jurisdiction.

Except with respect to Paragraph 7 above, which shall be construed, interpreted, and enforced in accordance with and governed by the laws of the State of Delaware, this Agreement shall be construed in accordance with the laws of the [                    ], without regard to conflict of laws principles thereof. The Trust, on behalf of itself and on behalf of each Fund, hereby consents to the jurisdiction of a state or federal court situated in [ADMINISTRATOR] in connection with any dispute arising hereunder, and waives to the fullest extent permitted by law its right to a trial by jury. Other than as contemplated by paragraph 7 above, the extent that in any jurisdiction the Trust, on its own behalf or behalf of the Funds, may now or hereafter be entitled to claim, for themselves or their assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, such Trust, on their own behalf and on behalf of each Fund, irrevocably agree not to claim, and each hereby waives, such immunity.

14.	Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby, and if any provision is inapplicable to any person or circumstances, it shall nevertheless remain applicable to all other persons and circumstances.

15.	No Waiver.

Each and every right granted to [ADMINISTRATOR] hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time-to-time. No failure on the part of [ADMINISTRATOR] to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by [ADMINISTRATOR] of any right preclude any other or future exercise thereof or the exercise of any other right.

16.	Notices.

All notices, requests, consents and other communications pursuant to this Agreement in writing shall be sent as follows:

if to a Fund, at

c/o WGC USA Asset Management Company, LLC

510 Madison Avenue, 9th Floor

New York, NY 10002

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if to [ADMINISTRATOR], at

[                    ]

or at such other place as may from time-to-time be designated in writing. Notices hereunder shall be effective upon receipt.

17.	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; but such counterparts together shall constitute only one instrument.

18.	Several Obligations.

The parties acknowledge that the obligations of each of the Trust and the Funds hereunder are several and not joint, that none of the foregoing shall be liable for any amount owing by another and that they have executed one instrument for convenience only.

IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers as of the day and year first above written.

GLOBAL CURRENCY GOLD TRUST, on behalf of each Series listed on Appendix A

By:
Name:
Title:

[ADMINISTRATOR]

By:
Name:
Title:

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EXHIBIT A

Name of Fund (Each a series of the Trust)

Global Currency Gold Fund

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EXHIBIT B

I,                     , of Global Currency Gold Trust, a Delaware Statutory Trust (the “Trust”), do hereby certify that:

The following individuals serve in the following positions with the Trust, and each has been duly elected or appointed to each such position and qualified therefor in conformity with the Trust’s organizational documents and by-laws, and the signatures set forth opposite their respective names are their true and correct signatures. Each such person is authorized to give written or oral instructions or written or oral specifications by or on behalf of the Trust to [ADMINISTRATOR].

Name	Position	Signature

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SCHEDULE I

ADMINISTRATIVE SERVICES

1.	Under the terms of an annex to this Agreement, test and document compliance by each Fund with policies and restrictions which will be specified and agreed to in the annex. The review and testing procedures to be applied shall first be agreed by [ADMINISTRATOR] and WGC USA Asset Management Company, LLC and will be specified in such annex.

2.	Provide periodic reports and other information to the sponsor and the sponsor’s accountants to assist in the periodic updating of the Registration Statement, Prospectus, and the preparation of Form 10-K and Form 10-Q and proxy materials, if any, with respect to the Trust and each Fund.

3.	Assist each Fund in obtaining fidelity bond and E&O/D&O insurance coverage.

4.	Prepare separate and distinct statistical reports for each Fund for outside information services.

5.	Attend shareholder meetings as requested from time-to-time.

6.	Establish appropriate expense accruals and maintain expense files for each Fund (each of which shall be separate and distinct from each other) and coordinate the payment of invoices.

7.	Maintain certain books and records in respect of the Funds as listed on Schedule A to that certain Acknowledgment dated as of [ADMINISTRATOR], by and among WGC USA Asset Management Company, LLC, a commodity pool operator of the Funds, [ADMINISTRATOR] and [DISTRIBUTOR], as amended from time-to-time.

8.	When applicable, [ADMINISTRATOR] accepts delegation of the obligations of WGC USA Asset Management Company, LLC as contemplated under Section [ ] of the Participant Agreement.

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SCHEDULE II

VALUATION AND COMPUTATION SERVICES

I. With respect to each Fund, [                    ] shall maintain separate and distinct records on a daily basis with respect to the following:

1.	Report of priced portfolio assets

2.	Statement of net asset value per share

II. With respect to each Fund, [                    ] shall maintain separate and distinct records on a monthly basis with respect to the following:

1.	General Ledger

2.	General Journal

3.	Cash Receipts Journal

4.	Cash Disbursements Journal

5.	Subscriptions Journal

6.	Redemptions Journal

7.	Accounts Receivable Reports

8.	Accounts Payable Reports

9.	Open Subscriptions/Redemption Reports

10.	Transaction Journal

11.	Broker Net Trades Reports

III. [                    ] shall prepare a Holdings Ledger on a quarterly basis, and a Buy-Sell Ledger (Broker’s Ledger) on a semiannual basis for each Fund. Schedule D shall be produced on an annual basis for each Fund.

The above reports may be printed according to any other required frequency to meet the requirements of the Internal Revenue Service, the Securities and Exchange Commission and the Fund’s Auditors.

IV. For internal control purposes, [                    ] uses the Account Journals produced by [                    ] Custody System to record daily settlements of the following for each Fund:

1.	Assets bought

Form of Administration Agreement	Page 16 of 16

2.	Assets sold

3.	Interest received

4.	Capital stock sold

5.	Capital stock redeemed

6.	Other income and expenses

All portfolio purchases for the Fund are recorded to reflect expected maturity value and total cost including any prepaid interest.